Exhibit 10.41

THE NEIMAN MARCUS GROUP, INC.
2005 STOCK INCENTIVE PLAN

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1    Establishment and Purpose. The Neiman Marcus Group, Inc. ("NMG") hereby establishes The Neiman Marcus Group, Inc. 2005 Stock Incentive Plan, as set forth in this document. The purpose of the Plan is to attract and retain highly qualified individuals and to align the interests of key individuals with those of the stockholders of NMG. NMG is committed to creating long-term stockholder value. NMG's compensation philosophy is based on a belief that NMG can best create stockholder value if key employees, directors, and certain others providing services to the Company act and are rewarded as business owners. NMG believes that an equity stake through equity compensation programs effectively aligns employee and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.

1.2    Effectiveness and Term. This Plan shall become effective as of January 1, 2005, subject to its approval by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the 2005 annual meeting of the stockholders of NMG duly held in accordance with applicable law. Unless terminated sooner by action of the Board pursuant to the provisions of Section 14.1, this Plan shall terminate on January 1, 2015.

ARTICLE II. DEFINITIONS

2.1    "Affiliate" means a "parent corporation" or a "subsidiary corporation" of NMG, as those terms are defined in sections 424(e) and (f) of the Code, respectively.

2.2    "Award" means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards or Other Incentive Awards, whether granted singly or in combination.

2.3    "Award Agreement" means a written agreement between NMG and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

2.4    "Board" means the Board of Directors of NMG.

2.5    "Cash Dividend Right" means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by NMG with respect to a share of Common Stock during the period such Award is outstanding.

2.6    A "Change of Control" shall be deemed to have taken place for purposes of the Plan:

    (i)    upon the consummation of any transaction or series of transactions under which NMG is merged or consolidated with any other company, other than a merger or consolidation that would result in the stockholders of NMG immediately prior thereto owning voting securities immediately thereafter (either by the securities such stockholders owned immediately prior thereto remaining outstanding or by the securities such stockholders owned immediately prior thereto being converted into voting securities of the surviving entity) representing more than 50% of the combined voting power of the voting securities of NMG, the acquiring entity or such surviving entity, as the case may be, outstanding immediately after such merger or consolidation;

    (ii)    if any person or group (as used in Section 13(d) of the Exchange Act) (other than NMG, any trustee or other fiduciary holding securities under an employee benefit plan of NMG, or any company owned, directly or indirectly, by the stockholders of NMG in substantially the same proportions as their ownership of stock of NMG) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of NMG representing more than 40% of (a) the shares of NMG's Class B Common Stock then outstanding or (b) the combined voting power (other than in the election of directors) of all voting securities of NMG then outstanding;

    (iii)   if, during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board, and any director whose election or nomination for election by NMG's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason (other than death or disability) to constitute at least a majority thereof; or

(iv) the complete liquidation of NMG or the sale or disposition by NMG of all or substantially all of NMG's assets, other than a liquidation of NMG into a wholly-owned subsidiary.

2.7    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

2.8    "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board, each of whom is both a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of such term as contained in applicable regulations interpreting section 162(m) of the Code; provided, however, that with respect to the application of the Plan to Awards made to Outside Directors, "Committee" means the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.9    "Common Stock" means the Class A common stock of NMG, $.01 par value per share, or any stock or other securities of NMG hereafter issued or issuable in substitution or exchange for the Common Stock.

2.10    "Company" means NMG and any Affiliate.

2.11    "Dividend Unit Right" means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by NMG with respect to a share of Common Stock during the period such Award is outstanding.

2.12    "Effective Date" means the date this Plan becomes effective as provided in Section 1.2.

2.13    "Employee" means an employee of the Company; provided, however, that the term "Employee" does not include a nonemployee director or an individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.14    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.15    "Fair Market Value" means (a) if the Common Stock is listed on a national securities exchange, the closing price per share on a given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported in terms of bid and asked prices, the average of the closing bid and asked prices for a share on a given date; and (c) if the Common Stock is not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

2.16    "Fiscal Year" means the 52 or 53-week period ending on the Saturday nearest to July 31 of each year.

2.17    "Grant Date" means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.18    "Incentive Stock Option" means an Option that is intended to meet the requirements of section 422(b) of the Code.

2.19    "Matching Restricted Stock" shall have the meaning given such term in Section 9.2.

2.20    "Matching Restricted Stock Unit" shall have the meaning given such term in Section 10.2.

2.21    "NMG" means The Neiman Marcus Group, Inc., a Delaware corporation, or any successor thereto.

2.22    "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

2.23    "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.24    "Other Incentive Award" means an incentive award granted to a Participant pursuant to Article XII.

2.25    "Outside Director" means a "non-employee director" of NMG, as defined in Rule 16b-3.

2.26    "Participant" means an Employee, director, or other individual or entity that has been granted an Award; provided, however, that no Option or Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.

2.27    "Performance Award" means an Award granted to a Participant pursuant to Article XI to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.

2.28    "Permitted Transferee" shall have the meaning given such term in Section 15.4.

2.29    "Plan" means The Neiman Marcus Group, Inc. 2005 Stock Incentive Plan, as in effect from time to time.

2.30    "Purchased Restricted Stock" shall have the meaning given such term in Section 9.2.

2.31    "Purchased Restricted Stock Unit" shall have the meaning given such term in Section 10.2.

2.32    "Restricted Period" means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

2.33    "Restricted Stock" means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.34    "Restricted Stock Unit" means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.35    "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.36    "Stock Appreciation Right" or "SAR" means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

ARTICLE III. PLAN ADMINISTRATION

3.1    Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. In the case of an Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exemption.

3.2    Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by NMG with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV. SHARES SUBJECT TO THE PLAN

    Available Shares.

    (a)    Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 2,500,000 shares of Common Stock, plus (i) all shares of Common Stock that as of the date the Plan is approved by NMG's stockholders (the "Approval Date") remain available for grant of awards under The Neiman Marcus Group, Inc. 1997 Incentive Plan (the "1997 Plan") pursuant to Section 4.A. thereof, plus (ii) all shares of Common Stock that under the terms of the 1997 Plan become available for grant of awards thereunder after the Approval Date pursuant to Subsections 4.A.(i) through (v) thereof.

    (b)    The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to any one Participant during a Fiscal Year is 400,000. The maximum number of shares of Common Stock that may be subject to Awards other than Options and SARs granted under the Plan to any one Participant during a Fiscal Year is 250,000. The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one Fiscal Year shall be based upon the foregoing annual maximum limits multiplied by the number of full Fiscal Years in the performance period.

    (c)    The maximum number of shares of Common Stock that shall be available for Awards of Restricted Stock, Restricted Stock Units or Other Incentive Awards payable in the form of Common Stock that either require no purchase by the Participant or do not condition vesting upon achieving specified performance goals pursuant to Article XI is 20% of the total shares of Common Stock authorized for Awards hereunder.

(d) The maximum number of shares of Common Stock that may be issued in the form of Incentive Stock Options shall be 50% of the total number of shares authorized for Awards hereunder.

    (e)    Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine.

4.2    Adjustments for Recapitalizations and Reorganizations.

    (a)    The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, NMG shall effect a split, subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Common Stock without receipt of consideration by NMG, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and, if applicable, the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and, if applicable, the exercise price per share shall be proportionately increased.

    (b)    If NMG recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to receive (or to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

    (c)    In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to (i) adjustment by the Committee in its sole discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock, or (ii) in the case of a Change of Control transaction, if approved by the Committee in its sole discretion, replacement with a comparable Award pursuant to Article XIII.

    (d)    In the event of any changes in the outstanding Common Stock provided for in this Section 4.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive.

4.3    Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

    (a)    Options and Restricted Stock. The grant of Options or Restricted Stock shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

    (b)    SARs. The grant of SARs that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Common Stock with respect to which the Award is exercised over the number of shares of Common Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan. The grant of SARs that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

    (c)    Restricted Stock Units. The grant of Restricted Stock Units (including those credited to a Participant in respect of a Dividend Unit Right) that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of Restricted Stock Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

    (d)    Other Incentive Awards. The grant of a Performance Award or Other Incentive Award in the form of Common Stock or that may be paid or settled (i) only in Common Stock or (ii) in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of a Performance Award or Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

    (e)    Cancellation, Forfeiture and Termination. If any Award referred to in Sections 4.3(a), (b), (c), or (d) (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

    (f)    Payment of Exercise Price and Withholding Taxes. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE V. ELIGIBILITY

    The Committee shall select Participants from those Employees, directors and other individuals or entities providing services to the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI. FORM OF AWARDS

6.1    Form of Awards. Awards may be granted under the Plan, in the Committee's sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI, and Other Incentive Awards pursuant to Article XII, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure than an Award constitutes "qualified performance based compensation" within the meaning of section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. An Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.

6.2    No Repricing. Except for adjustments made pursuant to Section 4.2, the exercise price for any outstanding Option or SAR shall not be decreased after the Grant Date, nor may any outstanding Option or SAR be surrendered to NMG as consideration for the grant of a new Option or SAR with a lower exercise price without the approval of a majority of the stockholders of NMG.

6.3    No Reload Rights. Options shall not contain any provision entitling the Participant to an automatic grant of additional Options in connection with any exercise of the original Option.

6.4    Loans. The Committee may, in its sole discretion, approve the extension of a loan by the Company to a Participant who is an Employee to assist the Participant in paying the exercise price or purchase price of an Award; provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law. Any loan will be made upon such terms and conditions as the Committee shall determine.

ARTICLE VII. OPTIONS

7.1    General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

7.2    Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3    Restrictions Relating to Incentive Stock Options. Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with section 422(b) of the Code. Accordingly, no Incentive Stock Options shall be granted later than ten years after the date of adoption of the Plan by the Board. To the extent the aggregate Fair Market Value (determined as of the times the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of NMG and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of NMG or an Affiliate, within the meaning of section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

7.4    Additional Terms and Conditions. The Committee shall determine the time or times at which an Option will vest and become exercisable. Except as provided in Article XIII, Options shall not vest in whole or in part sooner than one year after the Grant Date unless:

    (a)    the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, or

(b) the Option was granted to a Participant as an inducement to become an Employee.

At the time of an Award of an Option, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Option, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the Option, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

7.5    Exercise of Options.

    (a)    Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to NMG, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

    (b)    Upon exercise of an Option, the exercise price of the Option shall be payable to NMG in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Participant for at least six months having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

    (c)    As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, NMG shall (i) deliver to the Participant, in the Participant's name or the name of the Participant's designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant's name or the name of the Participant's designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

ARTICLE VIII. STOCK APPRECIATION RIGHTS

8.1    General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. Except as provided in Article XIII, SARs shall not vest in whole or in part sooner than one year after the Grant Date unless:

    (a)    the SARs were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, or

(b) the SARs were granted to a Participant as an inducement to become an Employee.

The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company. The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than ten years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

8.2    Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to NMG, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement.

ARTICLE IX. RESTRICTED STOCK

9.1    General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award and restrictions under applicable Federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2    Purchased Restricted Stock and Matching Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock ("Purchased Restricted Stock"); provided, however, that such purchase price may not be less than 50% of the Fair Market Value of the Common Stock on the Grant Date. Alternatively, the Committee may require a Participant to purchase at Fair Market Value, and retain at all times during the Restricted Period, a specified number of shares of Common Stock in order to receive an equal number of shares of Restricted Stock ("Matching Restricted Stock"). In the case of any shares of Common Stock purchased with respect to an Award of Matching Restricted Stock, the Participant may be required to deposit the certificates evidencing the purchased shares of Common Stock with NMG during the Restricted Period.

9.3    Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee; provided, however, that the Restricted Period shall be for a minimum of three years unless the Restricted Stock is subject to specified performance goals as part of a Performance Award, or was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company, or as an inducement to become an Employee, or as payment of previously earned compensation.

9.4    Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of NMG, in the name of a nominee of NMG, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) NMG shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to expiration of the Restricted Period.

9.5    Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of NMG or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XIII, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X. RESTRICTED STOCK UNITS

10.1     General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited, and providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units unless required by the Committee pursuant to Section 10.2.

10.2     Purchased Restricted Stock Units and Matching Restricted Stock Units. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each Restricted Stock Unit ("Purchased Restricted Stock Unit"); provided, however, that such purchase price may not be less than 50% of the Fair Market Value of the Common Stock on the Grant Date. Alternatively, the Committee may require a Participant to purchase at Fair Market Value, and retain at all times during the Restricted Period, a specified number of shares of Common Stock in order to receive an equal number of Restricted Stock Units ("Matching Restricted Stock Units"). In the case of any shares of Common Stock purchased with respect to an Award of Matching Restricted Stock Units, the Participant may be required to deposit the certificates evidencing the purchased shares of Common Stock with NMG during the Restricted Period.

10.3    Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee; provided, however, that the Restricted Period shall be for a minimum of three years unless the Restricted Stock Units are subject to specified performance goals as part of a Performance Award, or were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, or as an inducement to become an Employee, or as payment of previously earned compensation.

10.4    Cash Dividend Rights and Dividend Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Cash Dividend Right or Dividend Unit Right grant. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion.

10.5    Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to expiration of the Restricted Period.

ARTICLE XI. PERFORMANCE AWARDS

11.1    General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock, or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

11.2    Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (i) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (ii) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (iii) the performance period over which performance is to be measured, (iv) the timing of any payments to be made, (v) restrictions on the transferability of the Award, and (vi) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.

11.3    Code Section 162(m) Requirements. The Committee shall determine in its sole discretion whether all or any portion of a Performance Award shall be intended to satisfy the requirements for "performance-based compensation" under section 162(m) of the Code (the "162(m) Requirements"). The performance criteria for any Performance Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in Section 11.4 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. The maximum amount that may be paid in cash pursuant to Performance Awards granted to a Participant with respect to a Fiscal Year that are intended to satisfy the 162(m) Requirements is $2,000,000; provided, however, that such maximum amount with respect to a Performance Award that provides for a performance period longer than one Fiscal Year shall be the foregoing limit multiplied by the number of full Fiscal Years in the performance period. At the time of the grant of a Performance Award and to the extent permitted under Code section 162(m) and regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

11.4    Performance Goals. The performance measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria: (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (ii) return on equity, (iii) return on assets, (iv) revenues, (v) sales, (vi) expenses or expense levels, (vii) one or more operating ratios, (viii) stock price, (ix) stockholder return, (x) market share, (xi) cash flow, (xii) inventory levels, inventory turn or shrinkage, (xiii) capital expenditures, (xiv) net borrowing, debt leverage levels, credit quality or debt ratings, (xv) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (xvi) net asset value per share, and (xvii) economic value added. The performance goals based on these performance measures may be made relative to the performance of other business entities.

11.5    Certification and Negative Discretion. Prior to the payment of any compensation pursuant to a Performance Award that is intended to satisfy the 162(m) Requirements, the Committee shall certify the extent to which the performance goals and other material terms of the Award have been achieved or satisfied. The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a Performance Award.

ARTICLE XII. OTHER INCENTIVE AWARDS

    Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XIII. CHANGE OF CONTROL

    Except as provided otherwise below in this Article or in an Award Agreement at the time an Award is granted, notwithstanding anything to the contrary in this Plan, upon any Change of Control, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:
(a) if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Change of Control (the "Change Effective Time"), or

    (b)    if exercise of the Award is required, the Award may be exercised at the Change Effective Time, provided, however, that in the case of the events described in clauses (i) and (iv) of the definition of a Change of Control in this Plan, each Award requiring exercise that is not exercised at the Change Effective Time shall lapse and all rights thereunder shall be forfeited immediately after the Change Effective Time if the Participant holding such Award has received written notice at least 15 days prior to the Change Effective Time of his right to exercise the Award at the Change Effective Time;

provided, however, that in the event all outstanding Awards are replaced as of the Change Effective Time by comparable types of awards of greater or at least substantially equivalent value, as determined by the Committee in its sole discretion, no such automatic acceleration or waiver (and corresponding lapse and forfeiture of Awards as provided in (b) above) shall occur except to the extent the Committee, in its sole discretion, provides for such acceleration, waiver, lapse or forfeiture with respect to any Award or unless such acceleration, waiver, lapse or forfeiture is expressly provided for in connection with such replacement.

ARTICLE XIV. AMENDMENT AND TERMINATION

    14.1    Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by a majority of the stockholders of NMG if (i) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) counsel for NMG determines that such approval is otherwise required by or necessary to comply with applicable law. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

14.2    Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but no such amendment shall adversely affect in any material way the Participant's (or a Permitted Transferee's) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

14.3    Performance-Based Compensation. In the case of an outstanding Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall not, without the approval of a majority of the stockholders of NMG, amend the Plan or the Award in a manner that would adversely affect the Award's continued eligibility for the performance-based compensation exemption under section 162(m) of the Code.

ARTICLE XV. MISCELLANEOUS

15.1     Award Agreements. After the Committee grants an Award under the Plan to a Participant, NMG and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

    15.2    Listing; Suspension.

    (a)    As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. NMG shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

    (b)    If at any time counsel to NMG or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on NMG or its Affiliates under the laws of any applicable jurisdiction, NMG or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on NMG or its Affiliates.

    (c)    Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

15.3    Additional Conditions. Notwithstanding anything in the Plan to the contrary: (i) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to NMG a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (ii) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

15.4    Transferability. No Award shall be subject to execution, attachment or similar process. No Award of Incentive Stock Options or Restricted Stock during its Restricted Period may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. If provided in the Award Agreement, all other Awards may be transferred by a Participant to a Permitted Transferee. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee; provided, however, that in the event of a Participant's legal incapacity, an Award may be exercised by his guardian or legal representative. For purposes of the Plan, "Permitted Transferee" means (i) a member of a Participant's immediate family, (ii) any person sharing the Participant's household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to NMG. In determining whether a person is a "Permitted Transferee," immediate family members shall include a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

15.5    Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

15.6    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

15.7    Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. NMG or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his address as set forth in the records of the Company or (ii) to NMG at the principal executive offices of NMG clearly marked "Attention: General Counsel."

15.8    Binding Effect. The obligations of NMG under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of NMG, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of NMG. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

15.9    Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

15.10    No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent NMG or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by NMG or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against NMG or any Affiliate as a result of such action.

15.11    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

15.12    No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of NMG as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

15.13    Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by NMG or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by NMG or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

15.14    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation NMG and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

15.15    Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant's employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of NMG or an Affiliate to the Participant.

15.16   Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

    IN WITNESS WHEREOF, this Plan has been executed as of the Effective Date.

THE NEIMAN MARCUS GROUP, INC.

By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President and General Counsel